UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

PANBELA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PANBELA THERAPEUTICS, INC.
SUPPLEMENT TO PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 29, 2022

This proxy statement supplement dated November 3, 2022, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Panbela Therapeutics, Inc. (“we”, “our” or the “Company”) that was filed with the Securities and Exchange Commission (the “SEC”) on October 27, 2022, relating to a special meeting of stockholders to be held on November 29, 2022 (the “Special Meeting”).

Except as specifically supplemented by the information below, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Engagement of Proxy Solicitor

Subsequent to the filing of the Proxy Statement, we engaged Alliance Advisors, LLC (“Alliance”), to assist in the solicitation of proxies, including proxy process-related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $35,000 in total. If stockholders need assistance with casting or changing their vote, or would like more information about the Special Meeting agenda, they should contact Alliance at 855-935-2547.

Important Information

The Company has filed the Proxy Statement with the SEC and has furnished to its stockholders the Proxy Statement in connection with the solicitation of proxies for the Special Meeting. The Company advises its stockholders to read the Proxy Statement relating to the Special Meeting, as amended and supplemented, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.